II

                                                         Exhibit 23.2




                                          Consent of Independent Auditors



The Board of Directors
Merit Securities Corporation



     We consent to incorporation by reference in Registration Statements No. 333-64385 of Merit Securities Corporation on Form S-3 of our report dated March 24, 1998 relating to the statements of operations, shareholder's equity and cash flows of Merit Securities Corporation for the year ended December 31, 1997, which report appears in the December 31, 1999 Form 10-K of Merit Securities Corporation.



KPMG LLP
Richmond, Virginia
March 30, 2000